UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           January 9, 2015

XL GROUP
Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	1-10804	98-0665416

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

XL House, 8 St. Stephen’s Green, Dublin, Ireland	2

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 (1) 400-5500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

The information contained in Exhibits 99.1, 99.2 and 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 9, 2015, XL Group plc (“XL”) and Catlin Group Limited (“Catlin”) issued an announcement (the “Rule 2.7 Announcement”) pursuant to Rule 2.7 of the U.K. City Code on Takeovers and Mergers disclosing that their respective boards of directors had agreed on the terms of a recommended cash and share acquisition of the entire issued and to be issued share capital of Catlin (the “Acquisition”). A copy of the Rule 2.7 Announcement is attached hereto as Exhibit 99.1.

On January 9, 2015, XL issued a press release in connection with the Acquisition. A copy of the press release is attached hereto as Exhibit 99.2.

On January 9, 2015, XL will hold an investor conference call in connection with the Acquisition. A copy of the slides to be referenced on the investor conference call is attached hereto as Exhibit 99.3. The investor conference call will be held at 8:00 a.m. Eastern Time on Friday, January 9, 2015. The conference call can be accessed through a listen-only dial-in number or through a live webcast. To listen to the conference call, please dial (517) 308-9086 or (888) 673-9805: Passcode: “XL GLOBAL”. For UK callers, please dial 44-20-7108-6248 or 0800-279-3953: Passcode: “XL GLOBAL”. The webcast will be available at www.XLGroup.com and will be archived on XL’s website from approximately 10:30 a.m. Eastern Time on Friday, January 9, 2015, through midnight Eastern Time on Monday, February 9, 2015. A telephone replay of the conference call will also be available beginning at approximately 10:30 a.m. Eastern Time on Friday, January 9, 2015, until midnight Eastern Time on Monday, February 9, 2015, by dialing 888-568-0151 or 203-369-3462.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
99.1	Rule 2.7 Announcement, dated January 9, 2015.
99.2	Press Release, dated January 9, 2015.
99.3	Investor Presentation, dated January 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015

XL Group plc (Registrant)
By:	/s/ Michael S. McGavick
Name: Michael S. McGavick Title: Chief Executive Officer